Exhibit 10.(a)(i)



                     FIFTH AMENDMENT TO THE
                        BROWN GROUP, INC.
                    EXECUTIVE RETIREMENT PLAN
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          WHEREAS, Brown Shoe Company, Inc. ("Company") and its

Affiliates have adopted the Brown Group, Inc. Executive

Retirement Plan ("Plan") for the benefit of eligible employees of the Company and its Affiliates; and

          WHEREAS, the Company retained the right to amend the

Plan pursuant to Section V.G thereof; and

          WHEREAS, the Company desires to amend the Plan

effective as of January 1, 2000;

          NOW, THEREFORE, effective as of January 1, 2000, the

Plan is amended by deleting Section III.B thereof and replacing it with the following:

          B.   Notwithstanding anything else contained in the

Plan, in the event of a Change of Control, the Company shall determine the lump sum actuarial equivalent of the benefits

payable under Section III.A.1 if the Participant has reached his

Normal Retirement Date under the Retirement Plan, or under

Section III.A.2 if the Participant has not reached his Normal

Retirement Date under the Retirement Plan, as if the Participant retired as of the effective date of the Change of Control (using the same actuarial assumptions which are used in calculating benefits under the Retirement Plan at the time of the Change of

Control and assuming that any accrued benefits under the

Retirement Plan were fully vested) and shall pay such amount to the Participant within 30 days after such date.  In the event the

Participant has not attained age 60 as of the effective date of the Change of Control, such lump sum shall be determined based on the benefit that would be payable under Section III.A.2

commencing at age 60 actuarially reduced to reflect the

Participant's age on the date of the Change in Control.  In the event a Participant had previously retired and is receiving a monthly benefit as of the effective date of the Change of

Control, such lump sum shall be based on the payment form and amount being received by the Participant.  In the event that,

subsequent to the Change of Control, a Participant becomes

entitled to any additional benefits pursuant to the terms of a written contractual commitment as described in Section III.A.6 above, such additional benefits shall be paid as soon as

practicable after they have become due in a single lump sum in accordance with the principles outlined in the preceding

sentences.  After all payments described in the preceding

sentences of this Section III.B have been made, the Plan shall terminate.

          IN WITNESS WHEREOF, Brown Shoe Company, Inc. has

adopted this Amendment this   7th   day of  January, 2000.



                                  /s/ Ronald A. Fromm
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